Exhibit 99.1
Ensco plc 6 Chesterfield Gardens London, England W1J 5BQ www.enscoplc.com	Press Release

Ensco plc Reports First Quarter 2010 Results Record Deepwater Segment Revenues UK Redomestication Completed New Company Name Commemorates Opening of Global Headquarters in London

London, England, 21 April 2010 ... Ensco plc (NYSE: ESV) reported diluted earnings per share from continuing operations of $1.11 for first quarter 2010, compared to $1.59 per share in first quarter 2009. Earnings from discontinued operations were $0.22 per share in the first quarter, compared to a loss of $0.03 per share a year ago. Discontinued operations in first quarter 2010 included a $34 million pre-tax gain from the sale of two jackup rigs and $7 million of pre-tax income related to jackup rig ENSCO 69, which was reclassified as discontinued operations in second quarter 2009. Diluted earnings per share were $1.33 in first quarter 2010, compared to $1.56 per share in first quarter 2009.

Chairman, President and Chief Executive Officer Dan Rabun stated, "Deepwater segment revenues grew to a record $130 million in the first quarter, or nearly 30% of total revenues, highlighting the success of our deepwater fleet expansion strategy initiated in 2005 and reinforcing our hybrid drilling strategy. Only one-third, or $1 billion, of the ENSCO 8500 Series® newbuild capital commitments are remaining."

Mr. Rabun added, "Our move to the UK is now complete - a major milestone in Ensco's history - and we are realizing the benefits of our redomestication. During the first quarter, we changed our company name to Ensco plc to commemorate the redomestication and the opening of our new headquarters in London."

Chief Operating Officer Bill Chadwick commented, "We are very pleased with the startup of our ENSCO 8500 Series® semisubmersibles and the remaining rigs under construction are on schedule for their delivery dates. In the first quarter, we achieved 99% utilization in our deepwater segment. ENSCO 8502, our latest ultra-deepwater semisubmersible drilling rig, was delivered during the first quarter and is now mobilizing to the U.S. Gulf of Mexico to commence operations under a multi-year contract."

Mr. Chadwick added, "Ensco has a long-established strategy of high-grading our fleet by investing in new equipment and disposing of selected assets. During the first quarter, we sold two jackup rigs at attractive prices and we will continue to explore opportunities to high-grade our fleet. Average day rates in our jackup business have declined as expiring contracts adjusted to lower market rates. Utilization for our premium jackup fleet has improved significantly over the past two quarters and market rates appear to be stabilizing after a sharp downturn last year."

Revenues in first quarter 2010 declined to $449 million from $500 million a year ago. Revenues from the jackup segments decreased $181 million and were partially offset by a $130 million increase in deepwater segment revenues.

Total operating expenses in first quarter 2010 increased to $259 million from $215 million last year. Contract drilling and depreciation expense rose by 17% and 20%, respectively, driven by growth in the deepwater segment. General and administrative expense increased to $21 million, from $12 million in first quarter 2009, as a result of increases in share-based compensation expense, professional fees incurred in connection with the redomestication and costs related to opening the new London headquarters.

The Company's effective tax rate improved to 17% in first quarter 2010 from 19% a year ago.

Segment Highlights Deepwater
Deepwater segment revenues grew to $130 million in first quarter 2010, from zero dollars a year ago. ENSCO 7500, which operated during first quarter 2010, was mobilizing to Australia during first quarter 2009 when it was the only rig in the deepwater segment. Revenues related to the mobilization were deferred until drilling commenced in April 2009. Additionally, two new ENSCO 8500 Series® rigs commenced operations in 2009: ENSCO 8500 in June and ENSCO 8501 in October.

In first quarter 2010, the average day rate was $411,000 and utilization was 99%. Comparable figures for the prior year period are not applicable due to revenues being deferred while ENSCO 7500 was mobilizing.

Contract drilling expense was $45 million in first quarter 2010, up from $5 million in first quarter 2009. The increase was primarily due to the deferral of certain costs associated with the ENSCO 7500 mobilization to Australia during first quarter 2009 and the commencement of ENSCO 8500 and ENSCO 8501 operations in mid- and late-2009, respectively.
Total Jackup Segments
Revenues from the jackup fleet totaled $319 million in first quarter 2010, down from $500 million a year ago. The decline primarily was due to a six percentage point decrease in utilization to 76% and a $55,000 decline in average day rates to $113,000. Contract drilling expense was reduced by nine percent year to year as personnel and other costs were lowered to address declining utilization.

	First Quarter

							Reconciling
	Deepwater			Total Jackup Segments			Items		Consolidated Total
			%			%					%
	2010	2009	Chng	2010	2009	Chng	2010	2009	2010	2009	Chng
($ in millions)

Revenues	$130.4	$--	NM	$319.0	$499.9	-36%	$--	$--	$449.4	$499.9	-10%
Operating expenses
Contract drilling	45.0	4.8	NM	139.9	152.9	-9%	--	--	184.9	157.7	17%
Depreciation	9.8	2.3	NM	43.8	42.5	3%	0.3	0.3	53.9	45.1	20%
General and administrative	--	--	--	--	--	--	20.6	12.0	20.6	12.0	72%

Operating income (loss)	$ 75.6	$(7.1)	NM	$135.3	$304.5	-56%	$(20.9)	$(12.3)	$190.0	$285.1	-33%

Strong Financial Position - 31 March 2010 Ensco continues to maintain a strong financial position:
•	$1.2 billion of cash and cash equivalents
•	$350 million fully available revolving credit facility
•	Long-term debt of only $257 million
•	Long-term debt-to-capital ratio of 4%
•	Contract backlog totaling $2.8 billion

Chief Financial Officer Jay Swent commented, "Cash increased to $1.2 billion and our leverage ratio is just 4%. In addition to having a strong balance sheet and liquidity position, our contract backlog is $2.8 billion."

Ensco will conduct a conference call at 10:00 a.m. Central Time (16:00 GMT) on Thursday, 22 April 2010, to discuss first quarter 2010 results. The call will be broadcast live at www.enscoplc.com. Interested parties also may listen to the call by dialing (719) 325-4791 (access code 4758256). We recommend that participants call five to ten minutes before the scheduled start time.

A replay of the conference call will be available by phone for 48 hours after the call by dialing (719) 457-0820 (access code 4758256). A transcript of the call and access to the replay or MP3 download may be found at www.enscoplc.com in the Investors Section.

As noted in Ensco's Notice of General Meeting of Shareholders, the Company will now hold its General Meeting on Tuesday, 25 May 2010 at 9:00 (GMT) at the Intercontinental London Park Lane, One Hamilton Place, Park Lane, London, W1J 7QY, United Kingdom. Holders of record of Ensco's American depositary shares ("ADS") on 1 April 2010 are entitled to instruct the depositary for the shares on how to vote the Ensco Class A ordinary shares represented by their ADSs at the General Meeting.

Ensco plc (NYSE: ESV) brings energy to the world as a global provider of offshore drilling services to the petroleum industry. With a fleet of ultra-deepwater semisubmersible and premium jackup drilling rigs, Ensco serves customers with high-quality equipment, a well-trained workforce and a strong record of safety and reliability. To learn more about Ensco, please visit our website at www.enscoplc.com. Ensco plc is registered in England No. 7023598 with offices located at 6 Chesterfield Gardens, London, W1J 5BQ.

Statements contained in this press release that state the Company's or management's intentions, plans, hopes, beliefs, expectations, anticipations, projections, confidence, schedules, or predictions of the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "could," "may," "might," "should," "will" and words and phrases of similar import. The forward-looking statements include, but are not limited to, statements about the impact of the December 2009 reorganization of the Company's corporate structure (referred to elsewhere herein as the "redomestication") and our plans, objectives, expectations and intentions with respect thereto and with respect to future operations, including the tax savings or other benefits that we expect to achieve as a result of the redomestication, projected deliveries, dates of rigs under construction, and apparent jackup rate stabilization. Forward-looking statements also include statements regarding future operations, market conditions, cash generation, the impact of recently contracted premium jackups, contributions from our ultra-deepwater semisubmersible rig fleet expansion program, expense management, industry trends or conditions and the overall business environment; statements regarding future levels of, or trends in, utilization, day rates, revenues, operating expenses, contract term, contract backlog, capital expenditures, insurance, financing and funding; statements regarding future rig construction (including construction in progress and completion thereof), enhancement, upgrade or repair and timing thereof; statements regarding future delivery, mobilization, contract commencement, relocation or other movement of rigs and timing thereof; statements regarding future availability or suitability of rigs and the timing thereof; and statements regarding the likely outcome of litigation, legal proceedings, investigations or insurance or other claims and the timing thereof.

Forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Numerous factors could cause actual results to differ materially from those in the forward-looking statements, including: (i) changes in U.S. or non-U.S. laws, including tax laws, that could effectively reduce or eliminate the benefits we expect to achieve from the redomestication, (ii) an inability to realize expected benefits from the redomestication, (iii) costs related to the redomestication and ancillary matters, which could be greater than expected, (iv) industry conditions and competition, including changes in rig supply and demand or new technology, (v) risks associated with the global economy and its impact on capital markets and liquidity, (vi) prices of oil and natural gas and their impact upon future levels of drilling activity and expenditures, (vii) further declines in drilling activity, which may cause us to idle or stack additional rigs, (viii) excess rig availability or supply resulting from delivery of newbuild drilling rigs, (ix) concentration of our fleet in premium jackup rigs, (x) cyclical nature of the industry, (xi) worldwide expenditures for oil and natural gas drilling, (xii) the ultimate resolution of the ENSCO 69 situation in general and the pending litigation, potential return of the rig or package policy political risk insurance recovery in particular, (xiii) changes in the timing of revenue recognition resulting from the deferral of certain revenues for mobilization of our drilling rigs, time waiting on weather or time in shipyards, which are recognized over the contract term upon commencement of drilling operations, (xiv) operational risks, including excessive unplanned downtime due to rig or equipment failure, damage or repair in general and hazards created by severe storms and hurricanes in particular, (xv) changes in the dates our rigs will enter a shipyard, be delivered, return to service or enter service, (xvi) risks inherent to shipyard rig construction, repair or enhancement, including risks associated with concentration of our ENSCO 8500 Series® rig construction contracts in a single shipyard in Singapore, unexpected delays in equipment delivery and engineering or design issues following shipyard delivery, (xvii) changes in the dates new contracts actually commence, (xviii) renegotiation, nullification, cancellation or breach of contracts or letters of intent with customers or other parties, including failure to negotiate definitive contracts following announcements or receipt of letters of intent, (xix) risks associated with offshore rig operations or rig relocations, (xx) inability to collect receivables, (xxi) availability of transport vessels to relocate rigs, (xxii) environmental or other liabilities, risks or losses, whether related to hurricane damage, losses or liabilities (including wreckage or debris removal) in the Gulf of Mexico or otherwise, that may arise in the future which are not covered by insurance or indemnity in whole or in part, (xxiii) limited availability or high cost of insurance coverage for certain perils such as hurricanes in the Gulf of Mexico or associated removal of wreckage or debris, (xxiv) self-imposed or regulatory limitations on drilling locations in the Gulf of Mexico during hurricane season, (xxv) impact of current and future government laws and regulation affecting the oil and gas industry in general and our operations in particular, including taxation, as well as repeal or modification of same, (xxvi) our ability to attract and retain skilled personnel, (xxvii) governmental action and political and economic uncertainties, including expropriation, nationalization, confiscation or deprivation of our assets, (xxviii) terrorism or military action impacting our operations, assets or financial performance, (xxix) outcome of litigation, legal proceedings, investigations or insurance or other claims, (xxx) adverse changes in foreign currency exchange rates, including their impact on the fair value measurement of our derivative instruments, (xxxi) potential long-lived asset or goodwill impairments, (xxxii) potential reduction in fair value of our auction rate securities and the ultimate resolution of our pending arbitration proceedings, and (xxxiii) other risks as described from time to time as Risk Factors in the Company's SEC filings.

Copies of such SEC filings may be obtained at no charge by contacting our Investor Relations Department at 214-397-3045 or by referring to our website at www.enscoplc.com. All information in this press release is as of today. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company's expectations.

Investor and Media Contact:	Sean O'Neill Vice President (214) 397-3011

ENSCO PLC AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share amounts) (Unaudited)

	Three Months Ended
	March 31,
	2010	2009

OPERATING REVENUES	$449.4	$499.9

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	184.9	157.7
Depreciation	53.9	45.1
General and administrative	20.6	12.0

	259.4	214.8

OPERATING INCOME	190.0	285.1

OTHER INCOME (EXPENSE), NET	3.1	(4.3)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	193.1	280.8

PROVISION FOR INCOME TAXES	33.2	54.6

INCOME FROM CONTINUING OPERATIONS	159.9	226.2

DISCONTINUED OPERATIONS, NET	31.7	(4.1)

NET INCOME	191.6	222.1

NONCONTROLLING INTERESTS	(1.8)	(1.4)

NET INCOME ATTRIBUTABLE TO ENSCO	$189.8	$220.7

EARNINGS (LOSS) PER SHARE - BASIC
Continuing operations	$ 1.11	$ 1.59
Discontinued operations	0.22	(0.03)

	$ 1.33	$ 1.56

EARNINGS (LOSS) PER SHARE - DILUTED
Continuing operations	$ 1.11	$ 1.59
Discontinued operations	0.22	(0.03)

	$ 1.33	$ 1.56

NET INCOME ATTRIBUTABLE TO ENSCO SHARES - BASIC AND DILUTED	$187.4	$218.0

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	140.7	140.1
Diluted	140.8	140.1

ENSCO PLC AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In millions)

	March 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,229.4	$1,141.4
Accounts receivable, net	310.6	324.6
Other	160.8	186.8

Total current assets	1,700.8	1,652.8

PROPERTY AND EQUIPMENT, NET	4,482.6	4,477.3

GOODWILL	336.2	336.2

LONG-TERM INVESTMENTS	55.4	60.5

OTHER ASSETS, NET	207.7	220.4

	$6,782.7	$6,747.2

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities and other	$ 319.4	$ 467.7
Current maturities of long-term debt	17.2	17.2

Total current liabilities	336.6	484.9

LONG-TERM DEBT	257.2	257.2

DEFERRED INCOME TAXES	379.0	377.3

OTHER LIABILITIES	110.1	120.7

TOTAL EQUITY	5,699.8	5,507.1

	$6,782.7	$6,747.2

ENSCO PLC AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) (Unaudited)

	Three Months Ended
	March 31,
	2010	2009

OPERATING ACTIVITIES
Net income	$ 191.6	$222.1
Adjustments to reconcile net income to net cash provided by
operating activities of continuing operations:
Depreciation expense	53.9	45.1
Gain on disposal of discontinued operations, net	(29.2)	--
Other	30.2	31.8
Changes in operating assets and liabilities	(102.4)	28.7

Net cash provided by operating activities of continuing operations	144.1	327.7

INVESTING ACTIVITIES
Additions to property and equipment	(167.7)	(183.9)
Proceeds from disposal of discontinued operations	90.0	4.9
Other	0.2	0.8

Net cash used in investing activities	(77.5)	(178.2)

FINANCING ACTIVITIES
Cash dividends paid	(3.5)	(3.5)
Other	(1.3)	(1.1)

Net cash used in financing activities	(4.8)	(4.6)

Effect of exchange rate changes on cash and cash equivalents	(0.5)	(0.3)

Net cash provided by (used in) operating activities of discontinued operations	26.7	(6.9)

INCREASE IN CASH AND CASH EQUIVALENTS	88.0	137.7

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,141.4	789.6

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,229.4	$927.3

ENSCO PLC AND SUBSIDIARIES OPERATING STATISTICS (Unaudited)

			Fourth
	First Quarter		Quarter
	2010	2009	2009

Utilization(1)

Deepwater	99%	100%	91%

Asia Pacific(3)	74%	83%	81%
Europe and Africa	68%	99%	60%
North and South America	86%	67%	73%

Total jackups	76%	82%	73%

Total	78%	82%	74%

Average day rates(2)

Deepwater	$411,090	n/a	$415,045

Asia Pacific(3)	119,009	$161,025	131,152
Europe and Africa	141,032	218,947	159,080
North and South America	88,098	119,057	111,248

Total jackups	112,666	167,863	130,463

Total	$139,138	$167,863	$154,145

(1)	Rig utilization is derived by dividing the number of days under contract by the number of days in the period. Days under contract equals the total number of days that rigs have earned a day rate, including days associated with compensated downtime and mobilizations. For newly constructed or acquired rigs, the number of days in the period begins upon commencement of drilling operations for rigs with a contract or when the rig becomes available for drilling operations for rigs without a contract.
(2)	Average day rates are derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues and lump sum revenues, by the aggregate number of contract days, adjusted to exclude contract days associated with certain mobilizations, demobilizations, shipyard contracts and standby contracts.
(3)	Rig utilization and average day rates for the Asia Pacific operating segment include our jackup rigs only. The ENSCO I barge rig has been excluded.